EXHIBIT 10.1


                   Intellectual Property Assignment Agreement

This agreement dated this 4th Day of June, 1998,
Among:
Between:
                  First Recovery Systems Inc.
                  Having its office at #203-20189
                  56lh Avenue, Langley, BC V3A 3Y6
                                            Of the firm part

And
                  Earl G. Younge
                  #101-19613 56th Avenue
                  Langley, BC V3A 3X7
                                            Of the second part


Whereas:

A. Earl G Younge is the inventor and patent holder of an apparatus for the extraction of gold from placer deposits. Patent number in Canada 1,110,206 and patent number in United States of America 4,265.743.

B. Rotary receptacle stratifier with liquid flow for placer mineral processing patent number in Canada 1,153,336 and Placer mineral concentrator and process patent number in United Stated of America. Patent No. 4,347,130.

Now therefor this agreement witness that in consideration of the mutual premises, warranties covenants, and agreements hereinafter set forth, the parties represent warrant covenant and agree each with the other as fellow:

     1. Assignment and transfer of patents Earl G Younge hereby assigns and transfers to Firstline Recovery Systems Inc. all of Younge's rights in and to the technology patents, and all other rights therein of any nature whatsoever. Younge shall upon request by Firsdiae execute and deliver all documents necessary to perfect the assignment herein and/or to register the intellectual property rights in the technology.

     2. Consideration for assignment and transfer, Firstline agrees to pay $10.00 to Earl G. Younge. As additional consideration for Younge's transfer to Firstline Younge will further receive 100,000 class "A" common shares in Firstline Recovery Systems Inc. The 100,000 shares to be held in trust by Carl D. Holm.


GM
EGY

     3. Entire agreement: This agreement consititutes the entire agreement among the parties with respect to the subject matter hereof and supercedes and prior understandings and agreements among them.

     4. Successors and assigns: This agreement or any part hereof shall not be assigned by Younge this agreement or any part hereof including without limitation any rights to or ownership of the technology, patents, or the intellectual property relating thereto, may be assigned by Firstline in their sole discretion. This agreement will enure to the benefit of and be binding upon each of the parties and their respective heir's, executors, administrators, successors and permitted assigns.


In witness whereof the parties have executed and delivered this agreement as of the date First written above.


Signed and delivered by
Earl G. Younge in the presence of


/s/                                                  /s/ EARL G. YOUNGE
------------------------------------                 ---------------------------
Witness name - signature


6028 Brooks Crescent
------------------------------------
Address


Surrey   BC V3S 7L1
------------------------------------
City, Province

Supervisior
------------------------------------
Occupation


Signed sealed and delivered by
Firstline Recovery Systems Inc.
By the authorized signatory


/s/ GINO MOLLICA
------------------------------------
Per Authorized signatory, Gino Mollica
Firstline Recovery System Inc.